ALLIANCE MUNICIPAL TRUST

                     CERTIFICATE OF AMENDMENT


          The undersigned, being the Secretary of Alliance Municipal Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust, dated April 16, 1985 (hereinafter referred to as the "Declaration"), and by the affirmative vote of a Majority of the Trustees duly cast at a meeting duly called and held on April 7, 2003, the Declaration is hereby amended as follows:

     I. Section 1.1 of the Declaration is hereby amended to read as follows:

           "Section 1.1. Name. The name of the Trust shall be

               `ALLIANCEBERNSTEIN MUNICIPAL TRUST',

and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word `Trust' wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series. If the Trustees determine that the use of such name is not practicable, legal or convenient at any time or in any jurisdiction, or if the Trust is required to discontinue the use of such name pursuant to Section
10.5 hereof, then subject to that Section, the Trustees may use such other designation, or they may adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such designation or name.

     II. Section 6.2 of the Declaration is hereby amended to provide that the Alliance Municipal Trust General Portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust
General Portfolio."

     III. The Certificate of Designation, dated May 19, 1988 and filed with the Secretary of State of The Commonwealth of Massachusetts on July 7, 1988, establishing the Alliance
Tax-Exempt Reserves California Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust California Portfolio."

     IV. The Certificate of Designation, dated December 11, 1989 and filed with the Secretary of State of The Commonwealth of Massachusetts on December 13, 1989, establishing the Alliance Tax-Exempt Reserves Connecticut Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust Connecticut Portfolio."

     V. The Certificate of Designation, dated July 28, 1986 and filed with the Secretary of State of The Commonwealth of Massachusetts on August 11, 1986, establishing the Alliance Tax-Exempt Reserves New York Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust New York Portfolio."

     VI. The Certificate of Designation, dated January 27, 1994 and filed with the Secretary of State of The Commonwealth of Massachusetts on February 2, 1994, establishing the New Jersey Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust New Jersey Portfolio."

     VII. The Certificate of Designation, dated September 9, 1994 and filed with the Secretary of State of The Commonwealth of Massachusetts on September 14, 1994, establishing the Alliance
Virginia Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein
Municipal Trust Virginia Portfolio."

     VIII. The Certificate of Designation, dated June 12, 1995 and filed with the Secretary of State of The Commonwealth of Massachusetts on June 14, 1995, establishing the Florida Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust Florida Portfolio."

     IX. The Certificate of Designation, dated April 14, 1997 and filed with the Secretary of State of The Commonwealth of Massachusetts, establishing the Alliance Massachusetts Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust
Massachusetts Portfolio."

     X. The Certificate of Designation, dated June 13, 2000 and filed with the Secretary of State of The Commonwealth of Massachusetts on June 14, 2000, establishing the Alliance Municipal Trust Pennsylvania Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust Pennsylvania Portfolio."

     XI. The Certificate of Designation, dated October 25, 2000 and filed with the Secretary of State of The Commonwealth of Massachusetts on October 27, 2000, establishing the Alliance Municipal Trust Ohio Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust Ohio Portfolio."

     XII. The Certificate of Designation, dated February 15, 2001 and filed with the Secretary of State of The Commonwealth of Massachusetts on February 15, 2001, establishing the Alliance Municipal Trust North Carolina Portfolio is hereby amended to provide that such portfolio is hereby redesignated as the "AllianceBernstein Municipal Trust North Carolina Portfolio."

     XIII. Capitalized terms used herein without definition are used with the same meanings as those assigned to such terms in the Declaration.


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     Except as otherwise provided in this Amendment, the
foregoing shall be effective upon the filing of this Amendment with the Secretary of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the date set forth below.


Dated:  October 20, 2003.



                                 By:   /s/ Edmund P. Bergan, Jr.
                                       -------------------------
                                 Name:     Edmund P. Bergan, Jr.
                                 Title:    Secretary


                          ACKNOWLEDGMENT

STATE OF NEW YORK )
                      : ss.
COUNTY OF NEW YORK)                             October 20, 2003

          Then personally appeared the above named Edmund P.
Bergan, Jr., and acknowledged the foregoing instrument to be his free act and deed.

          Before me,


                        /s/ Mary Ann Milley
                        -------------------
                            Notary Public

                       My Commission Expires: January 6, 2006



00250.0185 #433078